Exhibit 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

THIS FIFTH AMENDMENT (this "Amendment"), dated as of December 22, 2014, amends and modifies a certain Credit Agreement, dated as of August 31, 2006, as amended by Amendments dated as of January 1, 2007, November 30, 2007, May 27, 2011 and December 10, 2012 (as so amended, the "Credit Agreement"), by and among MARTEN TRANSPORT, LTD., a Delaware corporation (the "Borrower"), the Banks named therein (U.S. Bank National Association being the sole Bank as of the date hereof), and U.S. BANK NATIONAL ASSOCIATION, as agent for the Banks (the "Agent"). Terms not otherwise expressly defined herein shall have the meanings set forth in the Credit Agreement.

FOR VALUE RECEIVED, the Borrower, the Banks and the Agent agree as follows:

ARTICLE I - AMENDMENT

1.1 Definitions. Section 1.1 is amended as follows:

(a) The following definitions are amended to read as follows:

'''Letter of Credit Sublimit': $25,000,000."

"'Obligations': The Borrower's obligations, without duplication, in respect of the due and punctual payment of principal and interest on the Revolving Loans, Swing Line Loans and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Revolving Commitment Fees), expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred. Notwithstanding the foregoing, (i) 'Obligations', when applied to the debts, liabilities and obligations of a Guarantor Subsidiaries, shall not include Excluded Swap Obligations, (ii) any security interest in assets of Guarantor Subsidiaries shall be deemed not to secure Excluded Swap Obligations, and (iii) the Guaranty by Guarantor Subsidiaries shall be deemed not to guaranty Excluded Swap Obligations."

"'Termination Date': The earliest of (a) December 22, 2019, (b) the date on which the Revolving Commitments are terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amounts are reduced to zero pursuant to Section 2.15 hereof."

(b) The definition of "Applicable Commitment Fee Percentage; Applicable Margin" is amended by deleting the grid in such definition and inserting the following in place thereof:

	"Applicable	Applicable Margin for
Cash Flow	Commitment	LIBOR	Prime Rate
Leverage Ratio:	Fee Percentage:	Advances*:	Advances:

Greater than
2.25 to 1.00:	0.300%	1.500%	0.000%

Equal to or less than
2.25 to 1.00 but
greater than
1.75 to 1.00:	0.250%	1.300%	-0.250%

Equal to or less than
1.75 to 1.00 but
greater than
1.25 to 1.00:	0.200%	1.100%	-0.250%

Equal to or less than
1.25 to 1.00 but
greater than
0.75 to 1.00:	0.150%	0.900%	-0.500%

Equal to or less than
0.75 to 1.00:	0.100%	0.650%	-0.500%

*Applicable Margin for Daily Floating LIBOR Advance is same as for LIBOR Advances.

The minus sign (-) preceding certain of the foregoing percentages is intended to indicate a negative percentage."

(c) The following definitions are added:

"'Anti-Corruption Laws' means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption."

"'Commodity Exchange Act' means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute."

"'Excluded Swap Obligation' means, with respect to any Guarantor Subsidiary, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor Subsidiary of, or the grant by such Guarantor Subsidiary of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor Subsidiary's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor Subsidiary or the grant of such security interest becomes effective with respect to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal."

"'OFAC' means the U.S. Department of the Treasury's Office of Foreign Assets Control, and any successor thereto."

"'Sanctioned Country' means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions."

"'Sanctioned Person' means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU Member State, (b) any Person or group operating, organized or resident in a Sanctioned Country to the extent such Person is subject to Sanctions, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above."

"'Sanctions' means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom."

"'Swap Obligation' means, with respect to any Guarantor Subsidiary, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act."

1.2. Accordion Feature. The phrase in Section 2.29 which had read "which shall not result in the Aggregate Revolving Commitment Amount hereunder exceeding $75,000,000" is amended to read "which increases to the Aggregate Revolving Commitment Amount hereunder shall not exceed $25,000,000 in total".

1.3 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws. Article 4 is amended by adding a new Section 4.18, to read as follows:

"Section 4.18 Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)      The Borrower, its Subsidiaries and their respective officers and employees, and, to the knowledge of the Borrower, their directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower or Subsidiary, any of their respective directors, officers or employees is a Sanctioned Person. No Loan, use of the proceeds of any Loan or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)     Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the Patriot Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto. The Borrower and its Subsidiaries are in compliance in all material respects with the Patriot Act."

1.4 Compliance. Section 5.8 is amended to read as follows:

"Section 5.8 Compliance.

(a)     The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, all Anti-Corruption Laws and applicable Sanctions; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary taken as a whole and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

(b)     The Borrower will provide such information and take such actions as are reasonably requested by the Agent or any Bank in order to assist the Agent and the Banks in maintaining compliance with the Patriot Act."

1.5 Loan Proceeds. Section 6.18 is amended to read as follows:

"Section 6.18 Use of Proceeds.

(a) The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, except, that if permitted by other provisions of this Agreement including Section 6.7, the Borrower may repurchase and hold its own stock, provided that at no time shall the value of such repurchased and held stock exceed 25% of the value of all assets of the Borrower that are subject to the restriction on transfer in Section 6.2 or the restriction on Liens in Section 6.14, or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board. For purposes of the foregoing, upon request of the Agent or any Bank, the Borrower shall determine the value of the repurchased and held stock and its other assets and so notify the Agent or the Bank. If the Agent shall disagree with the Borrower's method of determination of such values, it shall so notify the Borrower and the Borrower and the Agent shall negotiate a reasonable method of valuation that shall comply with the requirements of Regulation U.

(b)     The Borrower will not, and will not permit any Subsidiary to, request any Loan, or use the proceeds of any Loan, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws (ii) in any Sanctioned Country, (iii) for the purpose of knowingly funding or financing any Sanctioned Person, or (iv) in any transaction that would result in the violation of any Sanctions by any Person involved or participating in the transaction, whether the Borrowers, any Subsidiary, any Bank or the Agent."

1.6 Updating Provisions.

(a) Quarterly financial statements (Section 5.1(b)), Compliance Certificates (Section 5.1(c)) and Borrowing Base Certificates (Section 5.1(d)) may be signed by the Borrower's Chief Financial Officer, Chief Operating Officer, or President.

(b) Exhibits B (Borrowing Base Certificate) and C (Compliance Certificate) shall be directed to the attention of Daniel D. Washam.

1.7 Construction. All references in the Credit Agreement to "this Agreement", "herein" and similar references shall be deemed to refer to the Credit Agreement as amended by this Amendment.

ARTICLE II - REPRESENTATIONS AND WARRANTIES

To induce the Banks and the Agent to enter into this Amendment and to make and maintain the Loans under the Credit Agreement as amended hereby, the Borrower hereby warrants and represents to the Banks and the Agent that it is duly authorized to execute and deliver this Amendment, and to perform its obligations under the Credit Agreement as amended hereby, and that this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to equitable principles.

ARTICLE III - CONDITIONS PRECEDENT

This Amendment shall become effective on the date first set forth above, provided, however, that the effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

3.1 Warranties. Before and after giving effect to this Amendment, the representations and warranties in Article 4 of the Amended Credit Agreement shall be true and correct as though made on the date hereof, except for changes that are permitted by the terms of the Credit Agreement, as amended hereby and except to the extent such representations and warranties expressly refer to an earlier date.

3.2 Defaults. Before and after giving effect to this Amendment, no Default and no Event of Default shall have occurred and be continuing under the Amended Credit Agreement.

3.3 Documents. The Borrower shall have executed and delivered this Amendment and the replacement Revolving Note and the Guarantor Subsidiaries shall have executed and delivered the Acknowledgement in the form attached hereto.

ARTICLE IV - GENERAL

4.1 Expenses. The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys' fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and in enforcing the obligations of the Borrower hereunder, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

4.2 Counterparts. This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

4.3 Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

4.4 Law; Consent to Jurisdiction; Waiver of Jury Trial. This Amendment shall be a contract made under the laws of the State of Minnesota, which laws shall govern all the rights and duties hereunder. This Amendment shall be subject to the Consent to Jurisdiction and Waiver of Jury Trial provisions of the Credit Agreement.

4.5 Successors; Enforceability. This Amendment shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks and the Agent. Except as hereby amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed at Minneapolis, Minnesota by their respective officers thereunto duly authorized as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION, as
Agent and as a Bank

By: /s/ Daniel D. Washam
Daniel D. Washam
Title: Vice President

MARTEN TRANSPORT, LTD., as the Borrower

By: /s/ James J. Hinnendael
James J. Hinnendael
Title: Chief Financial Officer

GUARANTOR'S ACKNOWLEDGMENT

The undersigned (the "Guarantors") have each, by guaranties each dated as of January 1, 2007 (the "Guaranties") guaranteed payment and performance of obligations of MARTEN TRANSPORT, LTD. (the "Borrower") to the Banks and U.S. Bank National Association, as Agent, under the Credit Agreement, dated as of August 31, 2006 (as thereafter amended, the "Credit Agreement") among the Borrower, the Banks and the Agent. Each Guarantor acknowledges that such Guarantor has received a copy of the proposed Fifth Amendment to the Credit Agreement, to be dated on or about December 22, 2014 (the "Amendment"). Each Guarantor agrees and acknowledges that the Amendment shall in no way impair or limit the right of the Bank under its Guaranty, and confirms that by its Guaranty, such Guarantor continues to guaranty payment and performance of the obligations of the Borrower to the Bank specified in such Guaranty, including without limitation obligations under the Credit Agreement as amended pursuant to the Amendment. Each Guarantor hereby confirms that its Guaranty remains in full force and effect, enforceable against such Guarantor in accordance with its terms.

Dated as of December 22, 2014.

MARTEN TRANSPORT SERVICES, LTD.

By: /s/ James J. Hinnendael
James J. Hinnendael
Title: Chief Financial Officer

MARTEN TRANSPORT LOGISTICS, LLC

By: /s/ James J. Hinnendael
James J. Hinnendael
Title: Chief Financial Officer

MARTEN TRANSPORT HOLDINGS, LTD.

By: /s/ James J. Hinnendael
James J. Hinnendael
Title: Chief Financial Officer